UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2023

Forza X1, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40623	27-1417610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 S. US-1
Ft. Pierce, Florida 34982

 (Address of principal executive offices)

(772) 429-2525

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	FRZA	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2023, Ms. Nicole Camacho, the Chief Financial of Forza X1, Inc. (the “Company”), provided the Company notice of her resignation as an executive officer of the Company, effective February 24, 2023. Ms. Camacho informed the Company that she was resigning from the Company as an executive officer to pursue another opportunity and that her resignation was not the result of any disagreement relating to the Company’s operations, policies or practices.

On February 6, 2023, the Board of Directors (the “Board”) of the Company, appointed Carrie Gunnerson to the position of Interim Chief Financial Officer and Interim Principal Financial and Accounting Officer.

Ms. Gunnerson, age 47, has been a consultant to the Company since the closing of its initial public offering on August 16, 2022, and served as the Company’s Chief Financial Officer from inception until closing of its initial public offering. Ms. Gunnerson has served as the Chief Financial Officer of Twin Vee Powercats Co., the Company’s parent company (“Twin Vee”), since October 2021. Ms. Gunnerson served as the President and Chief Executive Officer of Art’s Way Manufacturing Co., Inc. (“Art’s Way”) from October 18, 2007 until July 21, 2020, as its Chief Financial Officer from July 2004 until January 2012 and interim from September 2012 until January 22, 2015 and again from May 31, 2018 until February 1, 2020. Prior to joining Art’s Way in 2004, from 2001 until 2004 Ms. Gunnerson was employed by Tyco Plastics Inc., where she was responsible for all of the functions of a controller. Ms. Gunnerson also served as director of the Farm Equipment Manufacturers Association, from November 2016 through July of 2020. Ms. Gunnerson received her Bachelor of Science degree in Accounting with a minor in Economics from the University of St. Thomas in St Paul, Minnesota.

Ms. Gunnerson has been providing accounting services to us pursuant to the terms of a one-year management agreement that we entered into on September 1, 2022 with Twin Vee (the “Management Agreement”), which provides, among other things, that Twin Vee will provide human resource and consulting services and accounting and accounts payable services to us at a monthly fee of $6,800.

There are no family relationships between Ms. Gunnerson and any of the Company’s directors or executive officers. In addition, except as set forth above, Ms. Gunnerson is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The description of the Management Agreement does not purport to be complete and is qualified in its entirety by reference to the Management Agreement, a copy of which are filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Management Agreement effective as of September 1, 2022 by and between Forza X1, Inc. and Twin Vee PowerCats Co. (incorporated by reference to Exhibit 10.2 to the Company’s registration statement on Form S-1, as filed on December 23, 2021 (333-261884)
104	Cover Page Interactive Data File (embedded with the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2023	FORZA X1, INC. (Registrant)

	By:	/s/ Jim Leffew
	Name:	Jim Leffew
	Title:	Chief Executive Officer